Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Gerber Scientific, Inc. (the “Company”) have been prepared to reflect the sale on December 31, 2010 of substantially all of the assets, properties, rights and interests primarily or solely related to the Company’s Ophthalmic Lens Processing segment, Gerber Coburn, as described in Item 2.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2011 (the “Asset Sale”).

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended October 31, 2010 and fiscal years ended April 30, 2010, 2009 and 2008 are based on the Company’s historical consolidated statements of operations, and give effect to the Asset Sale as if it had occurred on May 1, 2007.  The anticipated non-recurring after tax gain on the Asset Sale is not reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations.  The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 2010 is based on the Company’s historical balance sheet as of October 31, 2010, and gives effect to the Asset Sale as if it had occurred on October 31, 2010.  The anticipated non-recurring after tax gain on the asset sale is reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

The unaudited pro forma condensed consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items, overhead and administrative expense reductions,  or changes in operating strategies arising as a result of the Asset Sale.  These unaudited pro forma condensed consolidated financial statements reflect the Company’s intention to apply the estimated net proceeds of the Asset Sale to reduce the Company’s outstanding debt.  Therefore, the use of proceeds of the Asset Sale is presented as a reduction of outstanding debt on the Unaudited Pro Forma Condensed Consolidated Balance Sheet.  Accordingly, the actual effect of the Asset Sale, due to this and other factors, could differ from the pro forma adjustments presented herein.  However, the Company’s management believes that the assumptions used and the adjustments made in this presentation are reasonable under the circumstances and given the information available.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Asset Sale been consummated as of the dates indicated or of the results that may be obtained in the future.  These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and the accompanying notes as of and for the fiscal year ended April 30, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, and (2) the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended October 31, 2010 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2010.

Gerber Scientific, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
For the six months ended October 31, 2010

In thousands, except per share data	Historical Gerber	Pro Forma Adjustments (a)		Pro Forma Gerber
Revenue:
Product sales	$215,308	$(20,449)		$194,859
Service sales	32,319	(3,310)		29,009
	247,627	(23,759)		223,868
Cost of Sales:
Cost of products sold	151,559	(13,709)		137,850
Cost of services sold	21,454	(2,733)		18,721
	173,013	(16,442)		156,571

Gross profit	74,614	(7,317)		67,297

Selling, general and administrative expenses	57,632	(3,382)		54,250
Research and development	8,675	(1,092)		7,583
Goodwill impairment	16,888	(16,888)		---
Restructuring and other expenses	2,983	(400)		2,583
Operating (loss) income	(11,564)	14,445		2,881

Other income (expense), net	(350)	448		98
Interest expense	(1,435)	605	(b)	(830)
(Loss) Income from continuing operations before income taxes	(13,349)	15,498		2,149
Income tax expense (benefit)	1,159	(485)	(c)	674
(Loss) Income from continuing operations	$(14,508)	$15,983		$1,475

Basic (loss) earnings per common share from continuing operations	$(0.58)			$0.06
Diluted (loss) earnings per common share from continuing operations	$(0.58)			$0.06
Weighted Average Common Shares Outstanding:
Basic	25,129			25,129
Diluted	25,129			25,129

Gerber Scientific, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
For the fiscal year ended April 30, 2010

In thousands, except per share data	Historical Gerber	Pro Forma Adjustments (a)		Pro Forma Gerber
Revenue:
Product sales	$393,439	$(39,453)	(d)	$353,986
Service sales	64,916	(6,635)		58,281
	458,355	(46,088)		412,267
Cost of Sales:
Cost of products sold	282,593	(25,643)		256,950
Cost of services sold	39,981	(4,965)		35,016
	322,574	(30,608)		291,966

Gross profit	135,781	(15,480)		120,301

Selling, general and administrative expenses	107,570	(7,424)		100,146
Research and development	17,349	(2,419)		14,930
Restructuring and other expenses	3,462	(235)		3,227
Operating income	7,400	(5,402)		1,998

Other income (expense), net	(1,366)	647		(719)
Interest expense	(4,160)	1,303	(b)	(2,857)
Income (Loss) from continuing operations before income taxes	1,874	(3,452)		(1,578)
Income tax expense (benefit)	532	(1,188)	(c)	(656)
Income (Loss) from continuing operations	$1,342	$(2,264)		$(922)

Basic earnings (loss) per common share from continuing operations	$0.05			$(0.04)
Diluted earnings (loss) per common share from continuing operations	$0.05			$(0.04)
Weighted Average Common Shares Outstanding:
Basic	24,961			24,961
Diluted	24,961			24,961

Gerber Scientific, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
For the fiscal year ended April 30, 2009

In thousands, except per share data	Historical Gerber	Pro Forma Adjustments (a)		Pro Forma Gerber
Revenue:
Product sales	$427,783	$(45,117)		$382,666
Service sales	71,157	(8,438)		62,719
	498,940	(53,555)		445,385
Cost of Sales:
Cost of products sold	309,631	(30,469)		279,162
Cost of services sold	44,546	(6,004)		38,542
	354,177	(36,473)		317,704

Gross profit	144,763	(17,082)		127,681

Selling, general and administrative expenses	116,923	(8,056)		108,867
Research and development	19,955	(2,629)		17,326
Restructuring and other expenses	1,168	(148)		1,020
Operating income	6,717	(6,249)		468

Other income (expense), net	(2,804)	208		(2,596)
Interest expense	(3,133)	1,036	(b)	(2,097)
Income (Loss) from continuing operations before income taxes	780	(5,005)		(4,225)
Income tax expense (benefit)	(4,021)	(1,647)	(c)	(5,668)
Income from continuing operations	4,801	$(3,358)		$1,443

Basic earnings per common share from continuing operations	$0.20			$0.06
Diluted earnings per common share from continuing operations	$0.20			$0.06
Weighted Average Common Shares Outstanding:
Basic	24,065			24,065
Diluted	24,139			24,139

Gerber Scientific, Inc.
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)
For the fiscal year ended April 30, 2008

In thousands, except per share data	Historical Gerber	Pro Forma Adjustments (a)		Pro Forma Gerber
Revenue:
Product sales	$520,894	$(57,461)		$463,433
Service sales	73,404	(8,627)		64,777
	594,298	(66,088)		528,210
Cost of products sold	366,493	(36,958)		329,535
Cost of services sold	47,877	(7,205)		40,672
	414,370	(44,163)		370,207

Gross profit	179,928	(21,925)		158,003

Selling, general and administrative expenses	129,871	(9,088)		120,783
Research and development	25,019	(3,546)		21,473
Restructuring and other expenses	250	---		250
Operating income	24,788	(9,291)		15,497

Other income (expense), net	264	411		675
Interest expense	(3,895)	1,570	(b)	(2,325)
Income from continuing operations before income taxes	21,157	(7,310)		13,847
Income tax expense (benefit)	6,043	(2,586)	(c)	3,457
Income from continuing operations	$15,114	$(4,724)		$10,390

Basic earnings per common share from continuing operations	$0.64			$0.44
Diluted earnings per common share from continuing operations	$0.64			$0.44
Weighted Average Common Shares Outstanding:
Basic	23,475			23,475
Diluted	23,742			23,742

Gerber Scientific, Inc.
Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
As of October 31, 2010

	Historical	Pro Forma		Pro Forma
In thousands	Gerber	Adjustments (a)		Gerber
Assets:
Current Assets:
Cash and cash equivalents	$10,128	$ ---		$10,128
Accounts receivable, net	82,789	(9,886)		72,903
Inventories	61,505	(10,720)		50,785
Deferred tax assets, net	10,498	(1,175)		9,323
Prepaid expenses and other current assets	5,611	(115)		5,496
Total Current Assets	170,531	(21,896)		148,635
Property, plant and equipment, net	32,235	(829)		31,406
Goodwill	67,772	---		67,772
Deferred tax assets, net	47,363	1,123		48,486
Other assets	18,894	(1,032)		17,862
Total Assets	$336,795	$(22,634)		$314,161
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$41,127	$(3,778)		$37,349
Accrued compensation and benefits	18,483	(518)		17,965
Other liabilities	24,540	(356)	(e)	24,184
Deferred revenue	12,589	2	(f)	12,591
Total Current Liabilities	96,739	(4,650)		92,089
Long-term debt	35,000	(19,551)	(g)	15,449
Accrued pension benefit liability	36,802	---		36,802
Deferred tax liabilities, net	12,761	---		12,761
Other long-term liabilities	7,868	1,581	(e)	9,449

Commitments and contingencies
Shareholders' Equity:
Preferred stock	---	---		---
Common stock	257	---		257
Paid-in capital	83,165	---		83,165
Retained earnings	81,621	1,220	(h)	82,841
Treasury stock	(10,461)	---		(10,461)
Accumulated other comprehensive loss	(6,957)	(1,234)		(8,191)
Total Shareholders' Equity	147,625	(14)		147,611
Total Liabilities and Shareholders' Equity	$336,795	$(22,634)		$314,161

Gerber Scientific, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

(a)
 Reflects the elimination of the financial results of operations, assets, liabilities and accumulated other comprehensive income amounts associated with the discontinued operations of Gerber Coburn unit to reflect the disposition transaction as if it had occurred on May 1, 2007.

(b)	Reflects the reduction in interest expense as a result of the Company’s credit facility requirement to use the net proceeds to repay its outstanding debt.
(c)
Reflects the adjustment to the Company’s income tax expense (benefit) resulting from (i) pro forma impact of the asset sold, (ii) pro forma sublease described in (e) below, but excludes any tax expense (benefit) directly attributed to the gain on the asset sale.  The Company anticipates future operations will generate sufficient earnings to realize its remaining deferred tax assets.

(d)
Includes license revenue of $1.3 million for the fiscal year ended April 30, 2010, resulting from a patent licensethat benefited Gerber Coburn product sales, gross profit, operating income, and income from continuing operations before income taxes.  License revenue is not a predictable, recurring revenue source.

(e)
Includes the net discounted liability of $2.1 million for a contractual lease obligation for a vacant facility that will be subleased by the buyer, of which $0.3 million is a short-term obligation and $1.8 million is a long-term obligation.

(f)	Includes $0.4 million of deferred revenue for the estimated fair value of transition services that the Company will provide free of charge to the Buyer.
(g)	Represents asset sale proceeds of $21.0 million less certain estimated transaction costs of $1.4 million. The Company is required to reduce its outstanding debt by the net proceeds.
(h)	Represents the recognition of a gain, net of tax, which would have been realized upon the disposition of Gerber Coburn had the asset sale closed on October 31, 2010.